UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 20, 2018

Precision Therapeutics Inc.
(f/k/a Skyline Medical Inc.)
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2915 Commers Drive, Suite 900, Eagan, Minnesota 55121
(Address of Principal Executive Offices) (Zip Code)

(651) 389-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01. Other Events.

On April 20, 2018, Precision Therapeutics Inc. (“Precision,” “we,” or “our”) entered into a letter of intent with Helomics Holding Corporation (“Helomics”) pursuant to which a newly formed subsidiary of Precision would merge with and into Helomics (the “Merger”) and Helomics would become our wholly owned subsidiary.

On the effective date of the proposed Merger, we would issue to Helomics’ stockholders 7.5 million shares of Precision common stock.  In addition, the 1.1 million shares of Precision common stock we issued in connection with the share exchange for 20% of Helomics’ capital stock in January 2018 would be released, subject to retention of certain shares in escrow in connection with certain indemnification obligations under the merger agreement. Existing warrants to purchase Helomics common stock would be converted into warrants to purchase approximately 5.5 million shares of Precision common stock.

The letter of intent is non-binding except for certain enumerated provisions. Completion of the Merger is subject to confirmatory due diligence and negotiation and execution of a definitive merger agreement. There will be certain conditions to closing, including approval of the Merger by the boards of directors and stockholders of Precision and Helomics, the receipt of all necessary approvals and consents of governmental bodies, lenders, lessors and third parties, no material adverse changes in the business of Helomics prior to the closing, no pending or threatened litigation regarding the Merger, conversion of all convertible debt and preferred stock of Helomics into the right to receive the Merger consideration, and other customary conditions.

On April 23, 2018, we issued a press release announcing the letter of intent. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 23, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precision Therapeutics Inc. (f/k/a Skyline Medical Inc.)

Date: April 23, 2018	By:	/s/ Bob Myers
Bob Myers
Chief Financial Officer